Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-184412) on Form S-8 of our report dated June 22, 2017, which appears in this annual report on Form 11-K of the 1st Constitution Bank 401(k) Retirement Savings Plan for the year ended December 31, 2017.

/s/Baker Tilly Virchow Krause, LLP

Iselin, New Jersey
June 22, 2018